UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

Lifeline Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6400 South Fiddler’s Green Circle, Suite 1970, Englewood, CO 80111
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code:  (720) 488-1711

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     On January 17, 2006, the Company issued a press release entitled ” Human Study Shows Protandim® Provides a Fundamentally New Approach to Antioxidant Therapy.” The press release is attached as Exhibit 99.1 hereto.

     On January 17, 2006, the Company provided a link on its website to an article in the scientific journal Free Radical Biology & Medicine (Jan. 15, 2006) entitled “The induction of human superoxide dismutase and catalase in vivo: A fundamentally new approach to antioxidant therapy.” The abstract of the article is attached as Exhibit 99.2 hereto and is reprinted from Free Radical Biology & Medicine, Vol. 40, Nelson et al., “The induction of human superoxide dismutase and catalase in vivo: A fundamentally new approach to antioxidant therapy”, pp 341-347, Copyright 2005, with permission from Elsevier.

     The Company intends to provide to investors and other third parties from time to time the information provided in Exhibit 99.3 hereto, entitled “Up-regulation of the antioxidant enzymes SOD and catalase in vivo: A new approach to antioxidant therapy.”

Item 9.01 Exhibits

     99.1      Press Release, dated January 17, 2006, entitled “Human Study Shows Protandim® Provides a Fundamentally New Approach to Antioxidant Therapy.”

     99.2      Abstract, entitled “The induction of human superoxide dismutase and catalase in vivo: A fundamentally new approach to antioxidant therapy.”

     99.3      Presentation Materials, entitled “Up-regulation of the antioxidant enzymes SOD and catalase in vivo: A new approach to antioxidant therapy.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2006

LIFELINE THERAPEUTICS, INC. By: /s/ Gerald J. Houston Gerald J. Houston Chief Financial Officer